EXHIBIT 99.1

UFP Technologies, Inc. Acquires Contech Medical, Inc.

NEWBURYPORT, Mass., Oct. 13, 2021 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), an innovative designer and custom manufacturer of components, subassemblies, products, and packaging primarily for the medical market, today announced the acquisition of Contech Medical, Inc. Founded in 1987 and headquartered in Providence, Rhode Island, with partner manufacturing in Costa Rica, Contech Medical is a global leader in the design, development, and manufacture of class III medical device packaging primarily for catheters and guidewires. Annual sales are approximately $18 million.

“We are very pleased to add a new and differentiated medical technology to our growing portfolio,” said R. Jeffrey Bailly, chairman, CEO, and president of UFP Technologies. “Contech is an excellent strategic and cultural fit that will continue to make us more valuable to our growing medical customer base. Today, around 70% of Contech’s customers are our customers too. Because we provide complementary – not competing – products and services, we will be able to address customer needs in a more comprehensive way.”

“In addition to its strong medical customer relationships and profitable book of business, Contech brings a seasoned management team with deep industry expertise,” Bailly said. “We are committed to continue expanding our medical business due to its excellent growth potential and high barriers to entry. We expect this acquisition to enhance our manufacturing capabilities and be instantly accretive to earnings.”

Chris Byrnes, Contech’s president, is equally enthusiastic. “UFP is the ideal partner to accelerate our growth strategy,” said Byrnes. “Prior to the transaction, we had been collaborating closely on some exciting new programs. I quickly recognized that we were a great cultural match with very similar approaches to innovation and creating sustained value for our customers. I am confident that we will be even more valuable to our customers as part of UFP’s MedTech platform, offering complementary technologies along with our proven solutions.”

About UFP Technologies, Inc.

UFP Technologies is an innovative designer and custom manufacturer of components, subassemblies, products, and packaging primarily for the medical market. Utilizing highly specialized foams, films, and plastics, we convert raw materials through laminating, molding, radio frequency welding, and fabricating techniques. We are diversified by also providing highly engineered solutions to customers in the aerospace & defense, automotive, consumer, electronics, and industrial markets.

Forward Looking Statements

This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Such statements include, but are not limited to: the anticipated effects on us of acquiring Contech Medical, Inc.; anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our business opportunities; and statements about our growth potential and strategies for growth. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com